UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2017

DECKERS OUTDOOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36436 (Commission File Number)	95-3015862 (I.R.S. Employer Identification No.)
250 Coromar Drive Goleta, California (Address of Principal Executive Offices)		93117 (Zip Code)
Registrant's telephone number including area code: (805) 967-7611
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2017, Angel R. Martinez retired as a member of the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”) to focus on his campaign for public office. Mr. Martinez’s retirement is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company thanks Mr. Martinez for his service.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2017, the Board amended and restated the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”) to decrease the authorized number of directors on the Board to nine. In connection with this amendment, the Board fixed the size of the Board at nine directors.

The full text of the Bylaws is attached as Exhibit 3.1 and is incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Deckers Outdoor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

By: /s/ Thomas Garcia
Name: Thomas Garcia
Title: General Counsel

Dated: October 24, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws of Deckers Outdoor Corporation.